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                                   EXHIBIT 21











                     SUBSIDIARIES OF WILMINGTON TRUST CORPORATION
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      Wilmington Trust Corporation has five direct subsidiaries, Wilmington
Trust Company, a Delaware-chartered bank and trust company, Wilmington Trust of Pennsylvania, a Pennsylvania-chartered bank and trust company, Wilmington Trust FSB, a Federally-chartered savings bank headquartered in Maryland, Rodney Square Management Corporation, a registered investment adviser, and WT Investments, Inc., a Delaware holding company. Wilmington Trust Company has the following active direct subsidiaries:


       Name                                                   Jurisdiction
       ----                                                   ------------
1.     Brandywine Insurance Agency, Inc.                        Delaware
2.     Brandywine Finance Corporation                           Delaware
3.     Brandywine Life Insurance Company, Inc.                  Delaware
4.     Compton Realty Corporation                               Delaware
5.     Drew-VIII, Ltd.                                          Delaware
6.     Delaware Corporate Management, Inc.                      Delaware
7.     100 West Tenth Street Corporation                        Delaware
8.     Siobain VI, Ltd.                                         Delaware
9.     WTC Corporate Services, Inc.                             Delaware
10.    Wilmington Brokerage Services Company                    Delaware
11.    Wilmington Trust Global Services, Ltd.                   Delaware
12.    Wilmington Trust (Cayman), Ltd.                          Cayman Islands
13.    Wilmington Trust (Channel Islands), Ltd.                 Channel Islands

      Delaware Corporate Management, Inc. has two wholly-owned subsidiaries, Special Services Delaware, Inc., and Organization Services, Inc., incorporated in Delaware, and one wholly-owned subsidiary, Nevada Corporate Management, Inc., incorporated in Nevada.

      Organization Services, Inc. has one wholly-owned subsidiary, Organization Services Overseas, Inc., incorporated in Delaware.